EXHIBIT 23.1
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 30, 2005, relating to the financial statements and financial statement schedule of Sea Containers Ltd. and to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Sea Containers Ltd. and subsidiaries for the year ended December 31, 2004.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP

New York, New York
December 7, 2005